Exhibit 99.1
Bright Horizons Family Solutions® Reports Third Quarter of 2015 Financial Results

BOSTON, November 5, 2015 /PRNewswire/ — Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life, today announced financial results for the third quarter of 2015 and confirmed and updated certain financial guidance for the full year 2015.
Third Quarter 2015 Highlights (compared to third quarter 2014):

•	Revenue increased 9% to $366 million

•	GAAP income from operations increased 26% to $42 million

•	Non-GAAP adjusted income from operations* increased 27% to $42 million

•	Adjusted EBITDA* increased 17% to $65 million

•	GAAP net income increased 34% to $21 million and GAAP earnings per common share increased 43% to $0.33

•	Non-GAAP adjusted net income* increased 24% to $27 million and adjusted earnings per common share* increased 34% to $0.43

"We are very pleased to report another strong quarter, with solid top line growth and expanding operating performance across all of our business lines," said David Lissy, Chief Executive Officer. "We are delighted to welcome 22 new early care and education centers to the Bright Horizons family this past quarter, and continue to be very excited by the expansion of our newer lines of business. Our continued growth and commitment to quality in all that we do positions us well to advance our mission to make an impact in the lives of those we serve around the world.”

“We also recently released the results of our second annual Modern Family Index, which uncovers the challenges working parents in America face as they try to meet the overwhelming demands of work and family responsibilities and also explores employers’ attitudes towards the value of working parents to their workforce,” continued Lissy. “The survey once again underscored the value of workplace cultures that place an emphasis on a healthy integration between work and life. Our growing client base in our back-up care and educational advisory services segments, and the continued expansion of our full service child care business, collectively demonstrate that employers who understand this and are ready to meet these challenges can benefit in the race to recruit and retain top talent in a tightening labor market.”

Third Quarter 2015 Results

Revenue increased $30.9 million, or 9%, in the third quarter of 2015 from the third quarter of 2014 on contributions from new and ramping full-service child care centers, average price increases of 3-4%, and expanded sales of back-up dependent care and educational advisory services, partially offset by the effects of foreign currency translation on our European business.

Income from operations was $41.7 million for the third quarter of 2015, an increase of $8.7 million, compared to $33.0 million in the same 2014 period, primarily due to a $12.5 million increase in gross profit, partially offset by increases in recurring selling, general and administrative expenses. The increase in gross profit and income from operations reflects operating leverage from enrollment gains in mature and ramping centers, contributions from new child care centers, back-up dependent care and educational advisory clients that have been added since the third quarter of 2014, and strong cost management, partially offset by the costs incurred during the ramp-up of certain new lease/consortium centers opened during 2014 and 2015 and the effects of foreign currency translation on our European business. Net income was $20.6 million for the third quarter of 2015 compared to net income of $15.4 million in the same 2014 period, an increase of $5.2 million on the expanded income from operations. Diluted earnings per common share was $0.33 compared to $0.23 in the third quarter of 2014.

In the third quarter of 2015, adjusted EBITDA increased $9.4 million, to $64.7 million, and adjusted income from operations increased $8.9 million, to $41.9 million, from the third quarter of 2014 due primarily to the expanded gross profit.  Adjusted net income increased by $5.1 million, or 24%, to $26.5 million on the expanded income from operations.  Diluted adjusted earnings per common share was $0.43 compared to $0.32 in the third quarter of 2014.

As of September 30, 2015, the Company operated 928 early care and education centers with the capacity to serve 106,500 children and families.

*Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are non-GAAP measures.  Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, straight line rent expense, stock-based compensation expense, expenses related to secondary offerings, and expenses associated with completed acquisitions. Adjusted income from operations represents income from operations before expenses related to the completion of secondary offerings, and expenses associated with completed acquisitions. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock-based compensation expense, amortization expense, secondary offering expenses, expenses associated with completed acquisitions and the income tax provision (benefit) thereon. Diluted adjusted earnings per common share is a non-GAAP measure, calculated using adjusted net income. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in "Presentation of Non-GAAP Measures" and "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations."

Balance Sheet and Cash Flow

During the nine months ended September 30, 2015, the Company generated approximately $142.3 million of cash flow from operations compared to $121.3 million for the same period in 2014 and invested $128.1 million in fixed assets and acquisitions compared to $53.4 million in the same 2014 period.  Net cash used in financing activities totaled $80.5 million in the nine months ended September 30, 2015 compared to $12.1 million provided by financing activities for the same 2014 period.  The Company repurchased a total of 2.1 million shares of common stock for a total of $117.5 million during the first nine months of 2015, including a 1.25 million share repurchase in connection with the secondary offering of stock completed in June 2015 and a 700,000 share repurchase in connection with the secondary offering of stock completed in August 2015. During the nine months ended September 30, 2015, the Company's cash and cash equivalents decreased $66.5 million to $21.4 million.

2015 Outlook

As described below, the Company is confirming and updating certain financial guidance. For the full year 2015, the Company currently expects:

•Overall revenue growth in 2015 in the range of 7-9%
•Adjusted EBITDA growth in 2015 in the range of 14-16%
•Adjusted net income growth in 2015 in the range of 16-17%
•Diluted adjusted earnings per common share growth in the range of 25-26%
•Diluted weighted average shares of approximately 62.5 million shares

Conference Call

Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET.  Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8470, and asking for the Bright Horizons Family Solutions conference call, moderated by Chief Executive Officer David Lissy.  Replays of the entire call will be available through November 23, 2015 at 1-877-870-5176 or, for international callers, at 1-858-384-5517, conference ID # 13621226.  The webcast of the conference call, including replays, and a copy of this press release are also available through the Investor Relations section of the Company's web site, www.brighthorizons.com.

Forward-Looking Statements

This press release includes statements that express the Company's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements." The Company's actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms "believes," "expects," "may," "will," "should," "seeks," "projects," "approximately," "intends," "plans," "estimates" or "anticipates," or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company's intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, the industries in which we and our partners operate, and our 2015 financial guidance. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; changes in our relationships with employer sponsors; our substantial indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; significant competition within our industry; our ability to implement our growth strategies successfully; and other risks and uncertainties more fully described in the "Risk Factors" section of our Annual Report on Form 10-K filed March 2, 2015, and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

Presentation of Non-GAAP Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles ("GAAP") throughout this press release, the Company has provided non-GAAP measurements - adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share - which present operating results on a basis adjusted for certain items.  The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally.  We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.  Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are reconciled from the respective measures under GAAP in the attached table "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations."

About Bright Horizons Family Solutions® Inc.

Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life. The Company provides center-based full service child care, back-up dependent care and educational advisory services to more than 1,000 clients across the United States, the United Kingdom, Ireland, the Netherlands, Canada and India, including more than 140 FORTUNE 500 companies and more than 80 of Working Mother magazine's 2014 "100 Best Companies for Working Mothers."  Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work For" and is one of the UK's Best Workplaces as designated by the Great Place to Work® Institute. Bright Horizons is headquartered in Watertown, MA. The Company's web site is located at www.brighthorizons.com.

Contacts:

Investors:
Elizabeth Boland
CFO - Bright Horizons
eboland@brighthorizons.com
617-673-8125

Kevin Doherty
MD - Solebury Communications Group
kdoherty@soleburyir.com
203-428-3233

Media:
Ilene Serpa
VP - Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data) (Unaudited)

	Three Months Ended September 30,
	2015	%	2014	%
Revenue	$365,944	100.0%	$334,976	100.0%
Cost of services	280,560	76.7%	262,115	78.2%
Gross profit	85,384	23.3%	72,861	21.8%
Selling, general and administrative expenses	36,419	10.0%	32,856	9.8%
Amortization of intangible assets	7,224	2.0%	6,959	2.1%
Income from operations	41,741	11.3%	33,046	9.9%
Interest expense, net	(10,330)	(2.8)%	(8,395)	(2.5)%
Income before income taxes	31,411	8.5%	24,651	7.4%
Income tax expense	(10,853)	(3.0)%	(9,272)	(2.8)%
Net income	$20,558	5.5%	$15,379	4.6%

Earnings per common share:
Common stock—basic	$0.34		$0.23
Common stock—diluted	$0.33		$0.23
Weighted average number of common shares outstanding:
Common stock—basic	60,290,842		66,087,184
Common stock—diluted	61,846,725		67,635,657

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data) (Unaudited)

	Nine Months Ended September 30,
	2015	%	2014	%
Revenue	$1,086,849	100.0%	$1,015,231	100.0%
Cost of services	818,997	75.4%	782,107	77.0%
Gross profit	267,852	24.6%	233,124	23.0%
Selling, general and administrative expenses	110,154	10.1%	101,464	10.0%
Amortization of intangible assets	20,978	1.9%	22,068	2.2%
Income from operations	136,720	12.6%	109,592	10.8%
Interest expense, net	(30,714)	(2.8)%	(25,736)	(2.5)%
Income before income taxes	106,006	9.8%	83,856	8.3%
Income tax expense	(35,997)	(3.3)%	(30,715)	(3.0)%
Net income	$70,009	6.5%	$53,141	5.3%

Earnings per common share:
Common stock—basic	$1.14		$0.81
Common stock—diluted	$1.11		$0.79
Weighted average number of common shares outstanding:
Common stock—basic	61,112,263		65,755,911
Common stock—diluted	62,631,444		67,433,972

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$21,393	$87,886
Accounts receivable—net	73,331	83,066
Other current assets	72,417	52,206
Total current assets	167,141	223,158
Fixed assets—net	430,380	398,947
Goodwill	1,141,285	1,095,738
Other intangibles—net	394,545	406,249
Other assets	20,590	16,984
Total assets	$2,153,941	$2,141,076
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$9,550	$9,550
Borrowings on revolving line of credit	26,500	—
Accounts payable and accrued expenses	139,456	116,425
Deferred revenue and other current liabilities	140,106	153,448
Total current liabilities	315,612	279,423
Long-term debt—net	907,137	911,627
Deferred income taxes	131,563	127,036
Other long-term liabilities	84,806	72,031
Total liabilities	1,439,118	1,390,117
Total stockholders’ equity	714,823	750,959
Total liabilities and stockholders’ equity	$2,153,941	$2,141,076

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Nine months ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$70,009	$53,141
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,539	58,332
Stock-based compensation	6,900	6,462
Deferred income taxes	5,263	(59)
Other non-cash adjustments, net	5,392	4,598
Changes in assets and liabilities:
Accounts receivable	11,388	13,938
Prepaid expenses and other current assets	(19,267)	(1,121)
Accounts payable and accrued expenses	16,380	(3,617)
Other, net	(12,341)	(10,363)
Net cash provided by operating activities	142,263	121,311
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(61,415)	(47,953)
Payments for acquisitions, net of cash acquired	(66,659)	(6,522)
Settlement of purchase price for prior year acquisitions	23	1,030
Net cash used in investing activities	(128,051)	(53,445)
CASH FLOWS FROM FINANCING ACTIVITIES:
Line of credit, net	26,500	—
Principal payments of long-term debt	(7,163)	(5,925)
Purchase of treasury stock	(117,538)	(7,233)
Proceeds from issuance of common stock upon exercise of options	7,452	13,656
Proceeds from issuance of restricted stock	3,864	4,709
Tax benefit from stock-based compensation	6,379	6,856
Net cash (used in) provided by financing activities	(80,506)	12,063
Effect of exchange rates on cash and cash equivalents	(199)	(506)
Net (decrease) increase in cash and cash equivalents	(66,493)	79,423
Cash and cash equivalents—beginning of period	87,886	29,585
Cash and cash equivalents—end of period	$21,393	$109,008

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Three months ended September 30, 2015
Revenue	$307,512	$47,935	$10,497	$365,944
Amortization of intangibles	6,899	181	144	7,224
Income from operations	24,414	14,082	3,245	41,741
Adjusted income from operations (1)	24,579	14,082	3,245	41,906

Three months ended September 30, 2014
Revenue	$282,798	$43,493	$8,685	$334,976
Amortization of intangibles	6,634	181	144	6,959
Income from operations	19,079	12,356	1,611	33,046
Adjusted income from operations	19,079	12,356	1,611	33,046

(1)	Adjusted income from operations represents income from operations excluding expenses incurred in connection with secondary offerings and completed acquisitions.

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Nine months ended September 30, 2015
Revenue	$925,027	$133,940	$27,882	$1,086,849
Amortization of intangibles	20,003	543	432	20,978
Income from operations	89,012	42,083	5,625	136,720
Adjusted income from operations (1)	89,523	42,083	5,625	137,231

Nine months ended September 30, 2014
Revenue	$870,546	$120,689	$23,996	$1,015,231
Amortization of intangibles	21,090	543	435	22,068
Income from operations	70,587	36,229	2,776	109,592
Adjusted income from operations (1)	71,137	36,229	2,776	110,142

(1)	Adjusted income from operations represents income from operations excluding expenses incurred in connection with secondary offerings and completed acquisitions.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$20,558	$15,379	$70,009	$53,141
Interest expense, net	10,330	8,395	30,714	25,736
Income tax expense	10,853	9,272	35,997	30,715
Depreciation	12,649	12,423	37,561	36,264
Amortization of intangible assets (a)	7,224	6,959	20,978	22,068
EBITDA	61,614	52,428	195,259	167,924
Additional Adjustments:
Deferred rent (b)	650	817	2,304	2,132
Stock-based compensation expense (c)	2,300	2,039	6,900	6,462
Expenses related to secondary offerings and completed acquisitions (d)	165	—	511	550
Total adjustments	3,115	2,856	9,715	9,144
Adjusted EBITDA	$64,729	$55,284	$204,974	$177,068

Income from operations	$41,741	$33,046	$136,720	$109,592
Expenses related to secondary offerings and completed acquisitions (d)	165	—	511	550
Adjusted income from operations	$41,906	$33,046	$137,231	$110,142

Net income	$20,558	$15,379	$70,009	$53,141
Income tax expense	10,853	9,272	35,997	30,715
Income before tax	31,411	24,651	106,006	83,856
Stock-based compensation expense (c)	2,300	2,039	6,900	6,462
Amortization of intangible assets (a)	7,224	6,959	20,978	22,068
Expenses related to secondary offerings and completed acquisitions (d)	165	—	511	550
Adjusted income before tax	41,100	33,649	134,395	112,936
Adjusted income tax expense (e)	(14,591)	(12,282)	(47,710)	(41,401)
Adjusted net income	$26,509	$21,367	$86,685	$71,535

Weighted average number of common shares—diluted	61,846,725	67,635,657	62,631,444	67,433,972
Diluted adjusted earnings per common share	$0.43	$0.32	$1.38	$1.06

(a)
Represents amortization of intangible assets, including approximately $5.0 million for the three months ended September 30, 2015 and 2014, respectively, and $14.0 million and $15.0 million for the nine months ended September 30, 2015 and 2014, respectively, associated with intangible assets recorded in connection with our going private transaction in May 2008.

(b)	Represents rent in excess of cash paid for rent, recognized on a straight line basis over the life of the lease in accordance with Accounting Standards Codification Topic 840, Leases.

(c)	Represents non-cash stock-based compensation expense.

(d)	Represents costs incurred in connection with completed acquisitions and secondary offering of common stock in March 2014, May 2015 and August 2015.

(e)	Represents income tax expense calculated on adjusted income before tax at the effective rate of approximately 36% and 37% in 2015 and 2014, respectively.